UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

19003 IH-10 West San Antonio, Texas	78257
(Address of principal executive offices)	(Zip Code)

(210) 918-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 12, 2023, NuStar Energy L.P. (the “Partnership”) redeemed all of the 8,286,650 Series D Cumulative Convertible Preferred Units that were outstanding (“Series D Preferred Units”) at a redemption price of $32.59 per Series D Preferred Unit. The redemption was funded with cash on hand and proceeds from borrowings under NuStar Logistics, L.P.’s revolving credit facility, which had been recently partially repaid with the proceeds of the Partnership’s common unit offering that closed on August 11, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

	By:	NuStar GP, LLC
its general partner

Date: September 12, 2023	By:	/s/ Steve Gilbert
Steve Gilbert
Vice President, Assistant General Counsel
and Corporate Secretary